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                                                                    EXHIBIT 10.O

                                   AGREEMENT

     THIS AGREEMENT is made as of September 23, 1994 (the "Effective Date") by and between SUNQUEST INFORMATION SYSTEMS, INC. an Arizona corporation ("Sunquest") and IDX SYSTEMS CORPORATION, a Vermont corporation ("IDX").

                                   BACKGROUND

     WHEREAS, IDX and Sunquest are in the business of developing and marketing software for use in the health care industry; and

     WHEREAS, Sunquest and IDX wish to form a joint connectivity initiative in accordance with the terms and conditions hereinafter set forth; and

     WHEREAS, IDX and Sunquest separately own and market information systems for use in automating certain functions of clinical laboratories (IDX's laboratory information system, including various modules such as general laboratory, anatomic pathology, microbiology and instrument interfaces, is more commonly known, and referred to herein, as "IDXlab"); and

     WHEREAS, IDX desires to wind down its IDXlab business; and

     WHEREAS, Sunquest desires to present Sunquest's laboratory information system products ("Sunquest Products") to IDXlab users and IDX desires to introduce its IDXlab users to the Sunquest Products.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                         JOINT CONNECTIVITY INITIATIVE

     1.1  Joint Connectivity Initiative.  Sunquest and IDX hereby agree to a
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joint connectivity initiative to commence as of the Effective Date and continue until September 30, 1996 (the "Joint Connectivity Initiative"). The Joint Connectivity Initiative shall consist of the following activities:

     (a)   Front Desk Connectivity.  Sunquest and IDX shall work  together, in a
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manner to be determined by the parties, to develop an interface between IDX's front desk software and the Sunquest Products. The parties shall investigate possible interfaces and technical approaches therefor which will improve the user's functionality and improve interoperability between

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IDX's front desk software and the Sunquest Products, and the parties will implement any agreed items if technically feasible.

     (b) Interface.  Sunquest shall develop and make available for installation
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at IDX customer sites, at its standard list price, an interface between the
Sunquest Products and IDX's physician practice billing, scheduling, registration, managed care, hospital admission, discharge and transfer, hospital patient accounting, and front desk products. In this connection, Sunquest and IDX shall develop a mutually agreeable project plan and specifications. The interface shall be designed in a manner similar to the standard Sunquest interface design.

     (c) Announcement.  The parties shall, at the appropriate time to be
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determined by the parties, prepare and jointly publish a mutually agreeable public statement to the effect that (i) IDX is winding down its IDXlab business and that it has negotiated favorable terms from Sunquest for its IDXlab customers to license the Sunquest Products, (ii) Sunquest and IDX have formed the Joint Connectivity Initiative, and (iii) IDX and Sunquest have agreed to cooperate in marketing the Sunquest Products to IDX customers and in marketing IDX physician billing, scheduling, managed care, hospital billing and hospital ADT products to Sunquest customers. Such announcement may be republished by either party.

                                   ARTICLE II
                             SALES TO IDXLAB SITES

     2.1  Eligible Customers.  IDX represents and warrants that the list of
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sites attached hereto as Schedule 1 is a true and correct list of all sites that currently use IDXlab. Such sites shall hereinafter be referred to separately as an "Eligible Customer" and collectively as "Eligible Customers."

     2.2  Notice to Eligible Customers.  Within fifteen (15) days of the
          ----------------------------
Effective Date, IDX shall send a letter to all Eligible Customers stating that:
(i) IDX and Sunquest have entered into the Joint Connectivity Initiative; (ii) IDX has secured for all Eligible Customers an opportunity to convert to a Sunquest laboratory system for a price that will include at least a thirty percent (30%) discount off Sunquest's standard list price for its license fee for the Sunquest Product; (iii) IDX recommends that each Eligible Customer convert to a Sunquest laboratory information system as a replacement for IDXlab. IDX agrees to send such letter only after a reasonable facsimile of such letter has been previously delivered to Sunquest.

     2.3  Introduction to Eligible Customers.  IDX shall introduce Eligible
          ----------------------------------
Customers to Sunquest and shall cooperate with Sunquest in Sunquest's efforts to license the Sunquest Products

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to the Eligible Customers as a replacement for IDXlab.  In this connection, IDX shall cooperate with Sunquest in reasonable marketing efforts by providing introductions to appropriate personnel of Eligible Customers and by sending the written notice described in Section 2.2 to Eligible Customers.

     2.4  Other Laboratory Information Systems.  IDX shall not cooperate in the
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sales or marketing by any other vendor of another laboratory information system to any Eligible Customer. Notwithstanding the foregoing, should any Eligible Customer choose a laboratory information system offered by another vendor, IDX is free to cooperate in any manner in the installation of or in constructing any interfaces to such a system. Furthermore, statements and actions of IDX that indicate a willingness to so cooperate shall not be deemed cooperation within the meaning of the first sentence of this Section 2.4.

     2.5  Sunquest Discount to Eligible Customers.  Until September 30, 1996,
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Sunquest shall offer to all Eligible Customers a discount of 30% from its then standard list price for license fees for all Sunquest laboratory and laboratory-related information system software products. This requirement does not preclude Sunquest, in its sole discretion, from offering additional discounts to Eligible Customers as Sunquest may determine from time to time.

     2.6  Two Licenses.  Until September 30, 1996, upon the written request of
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IDX, Sunquest will offer a free license for its Flexilab or LabFUSION product to not more than two (2) specified Eligible Customers. The foregoing does not in any way preclude Sunquest from offering this incentive to other Eligible Customers at Sunquest's sole discretion nor does it require Sunquest to provide such incentive to other Eligible Customers.

                                  ARTICLE III
                                JOINT MARKETING

     3.1   Joint Marketing.  During the period commencing with the Effective
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Date and ending September 30, 1996, IDX and Sunquest shall cooperate in the joint marketing of the Sunquest Products to IDX's customers and prospects, and the joint marketing of IDX's physician practice billing, scheduling, registration, managed care, hospital admission, discharge and transfer, and hospital patient accounting products to Sunquest's customers and prospects, in the manner set forth below in this Article 3.

     3.2  IDX Referrals.  Should IDX sales management become aware of the
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interest of any IDX customer or sales prospect in procuring a laboratory information system, IDX shall promptly inform Sunquest of the name of such customer or sales prospect and any other nonconfidential information that would reasonably

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be of assistance to Sunquest in contacting such customer or sales prospect.

     3.3  Sunquest Referrals.  Should Sunquest sales management become aware of
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the interest of any Sunquest customer or sales prospect in procuring an information system applicable to physician practice management, physician practice billing, physician scheduling, physician practice managed care, hospital billing, or hospital admission, discharge and transfer, Sunquest shall promptly inform IDX of the name of such customer or sales prospect and any other nonconfidential information that would reasonably be of assistance to IDX in contacting such customer or sales prospect.

     3.4  Other Cooperation.  Sunquest and IDX shall cooperate in joint
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marketing efforts to further the purposes of Sections 3.1, 3.2 and 3.3 by taking such other and further reasonable actions as may be mutually agreed upon, but in doing so neither Sunquest nor IDX shall disclose any information about prices, bidding or marketing of their respective products and services.

                                   ARTICLE IV
                                 NON-EXCLUSIVE

     4.1  Non-exclusivity.  Except as expressly stated in Section 2.4, nothing
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contained in this Agreement limits the businesses of IDX or Sunquest nor prohibits any agreement or arrangement of either Sunquest or IDX with any other vendor of information systems, including without limitation, any agreement or arrangement for the development, distribution or marketing of information systems relating to laboratory, physician practice billing, scheduling, registration, managed care, hospital admission, discharge and transfer, hospital patient accounting and front desk functions.

                                   ARTICLE V
                                CONFIDENTIALITY

     5.1  Confidentiality.  Each party shall keep confidential the terms of this
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Agreement, and the confidential and proprietary business and technical information of the other party, including, without limitation, computer software, designs, processes, materials, inventions, improvements, writings, memoranda, reports, price information, customer information, drawings, plans, sketches, art work, documents, equipment and the like relating to the business of each party, respectively, and shall not disclose such information in whole or in part except under the following circumstances:

     (a) Customer Announcements.  IDX may communicate to the Eligible Customers
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any matter concerning the arrangements

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hereunder, but shall refrain from disclosing any financial terms (except for applicable discounts) unless, in its discretion, such disclosure is necessary or desirable to maintain or preserve any business relationship with such customers.

     (b) Required Disclosure.  The obligations of the parties to keep the terms
         -------------------
of this Agreement confidential shall not apply to any disclosure required by court order, subpoena or cooperation with any governmental agency, but each party shall notify the other upon receipt of any such order or subpoena prior to disclosure so as to afford the other the opportunity to seek protection from disclosure.

     5.2  Injunctive Relief.  It is understood and agreed that an actual or
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threatened breach by either party of any of the provisions of Section 5.1 of this Agreement may result immediately in irreparable damage to the other party. In the event of such breach, the party disclosing the information shall be entitled to, in addition to any and all remedies at law, an injunction restraining the other party from violating any of said provisions, specific performance or other equitable relief to prevent the violation of the other party's obligations hereunder. These remedies shall be in addition to, and not in lieu of, any other remedy available to the party disclosing the information.

     5.3  Survival.  The obligations of the parties under this Article 5 shall
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survive termination of this Agreement.

     5.4  No Requirement of Disclosure.  Nothing contained in this Agreement
          ----------------------------
shall require disclosure by a party of any information that it has agreed to keep confidential.

     5.5  Ownership.  Any additions, enhancements, changes, derivatives and the
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like made by a party to computer software or products of such party as a result of actions taken in connection with the Joint Connectivity Initiative, and all rights therein, including copyrights, shall be the exclusive property of such party.

                                   ARTICLE VI
                                  TERMINATION

     6.1  Termination.  This Agreement shall terminate upon the expiration of
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thirty (30) days after written notice from a party of any claimed material default of the other, provided such other party has not cured such default within such thirty (30) day period.

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                                 ARTICLE VII
                      DISCLAIMERS/LIMITATION OF LIABILITY

          7.1.  NO WARRANTIES.  EACH PARTY ACKNOWLEDGES THAT NO EXPRESS
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WARRANTIES HAVE BEEN MADE BY THE OTHER.  EACH PARTY DISCLAIMS ALL IMPLIED
WARRANTIES, INCLUDING IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          7.2  LIMITATIONS ON LIABILITY AND DAMAGES. (a)  NEITHER PARTY SHALL BE
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LIABLE TO THE OTHER UNDER ANY CIRCUMSTANCES (EVEN IF THIS AGREEMENT IS
TERMINATED) FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, REVENUE, BUSINESS OPPORTUNITY OR BUSINESS ADVANTAGE), WHETHER BASED UPON A CLAIM OR ACTION OF TORT, CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, BREACH OF STATUTORY DUTY, CONTRIBUTION, INDEMNITY OR ANY OTHER LEGAL THEORY OR CAUSE OF ACTION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE AGGREGATE MONETARY LIABILITY OF A PARTY FOR ANY CAUSE OR CAUSES (REGARDLESS OF THE FORM OF ACTION) UNDER OR RELATING TO THIS AGREEMENT, WHETHER PRIOR OR SUBSEQUENT TO ITS TERMINATION SHALL IN NO EVENT EXCEED $100,000.

                                  ARTICLE VIII
                                 MISCELLANEOUS

          8.1  Notices.  Any notice or communication provided or permitted
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hereunder shall expressly describe its purpose and scope, shall be in writing and shall be deemed duly given or made when sent by U.S. registered mail, return receipt requested, postage prepaid, addressed to the attention of the chief executive officer of the party for which it is intended at the address set forth below or at any other address specified by a party in writing:

             If to Sunquest:     Sunquest Information Systems, Inc.
                                 4801 East Broadway Boulevard
                                 Tucson, AZ  85711


             If to IDX:          IDX Systems Corporation
                                 1400 Shelburne Road
                                 Burlington, VT  05402-1070


          8.2  Headings.  The section and other headings contained in this
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Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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          8.3  Binding Effect.  This Agreement shall be binding upon and shall
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inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          8.4  Assignment.  No party shall transfer or assign any or all of its
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rights or interests hereunder without the prior written consent of the other party.

          8.5  Entire Agreement.  This Agreement and the schedules and exhibits
               ----------------
incorporated by reference herein contain the entire agreement and understanding between the parties in every nature and respect, and as such this Agreement supersedes all prior and contemporaneous agreements, negotiations, representations, and proposals, written and oral, relating to the matters set forth herein. No contrary terms and conditions of any course of dealing, trade custom or usage of trade, and no warranty or promise made during the course of performance, will vary or contradict the terms of this Agreement, unless expressly agreed to in writing. This Agreement may not be modified except by a writing signed by each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



ATTEST:                             SUNQUEST INFORMATION SYSTEMS, INC.



/s/ Stanley J. Lehman               By: /s/ Sidney A. Goldblatt
Title: Secretary                    Title: CEO



                                    IDX SYSTEMS CORPORATION


/s/ Sharon P. George                By: /s/ Paul Egerman
Title: Secretary                    Title: Senior Vice President

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                                  Schedule 1

                              Eligible Customers

                       LIST OF CERTAIN IDXLAB CUSTOMERS

Bay Shores Medical Group, Inc.
Albany Community Health Plan
Guthrie HealthCare Systems/Guthrie Clinic/Robert Packer Hospital
Mary Imogene Bassett Hospital
Chlildren's Hospital of Wisconsin
University Medical Center, Lubbock, Texas
North Shore University Hospital at Glen Cove
St. Luke's Hospital
Fairmont General Hospital
Good Samaritan Hospital
St. Clare's Hospital
Baptist Hospital, Inc.
*Beverly Hospital
St. Francis Medical Center
St. Mary's Hospital
Lawrence General Hospital - (Sunquest)
William W. Backus Hospital
Johns Hopkins Hospital
St. Joseph Hospital
*Addison Gilbert Hospital
*Maryland General Hospital
*Health Net of New England (Day Kimball Hospital)
*Community Hospital of Chula Vista
*Sharp HealthCare
*Sharp Reese-Stealy

*Have decided to convert to another vendor.


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